EXHIBIT 4(a)











            ROLLINS ENVIRONMENTAL SERVICES, INC.

                             TO

          FIRST FIDELITY BANK, NATIONAL ASSOCIATION
                         as Trustee





                          Indenture

                 Dated as of March 31, 1995






                         $16,800,000


         7.75% Senior Unsecured Debentures Due 2005






















- --------------------
       Certain Sections of this Indenture relating to
               Sections 310 through 318 of the
                Trust Indenture Act of 1939:


Section 310(a)(1)    . . . . . . . . . . . . . . . . . . .6.9
(a)(2)     . . . . . . . . . . . . . . . . . . . . . . . .6.9
(a)(3)     . . . . . . . . . . . . . . . . . . Not Applicable
(a)(4)     . . . . . . . . . . . . . . . . . . Not Applicable
(b)  . . . . . . . . . . . . . . . . . . . . . . . . . . .6.8
                                                         6.10
Section 311(a) . . . . . . . . . . . . . . . . . . . . . 6.13
(b)  . . . . . . . . . . . . . . . . . . . . . . . . . . 6.13
Section 312(a) . . . . . . . . . . . . . . . . . . . . . .7.1
                                                       7.2(a)
(b)  . . . . . . . . . . . . . . . . . . . . . . . . . 7.2(b)
(c)  . . . . . . . . . . . . . . . . . . . . . . . . . 7.2(c)
Section 313(a) . . . . . . . . . . . . . . . . . . . . 7.3(a)
(a)(4)     . . . . . . . . . . . . . . . . . . . . . . . .1.1
                                                         10.4
(b)  . . . . . . . . . . . . . . . . . . . . . . . . . 7.3(a)
(c)  . . . . . . . . . . . . . . . . . . . . . . . . . 7.3(a)
(d)  . . . . . . . . . . . . . . . . . . . . . . . . . 7.3(b)
Section 314(a) . . . . . . . . . . . . . . . . . . . . . .7.4
(b)  . . . . . . . . . . . . . . . . . . . . . Not Applicable
(c)(1)     . . . . . . . . . . . . . . . . . . . . . . . .1.2
(c)(2)     . . . . . . . . . . . . . . . . . . . . . . . .1.2
(c)(3)     . . . . . . . . . . . . . . . . . . Not Applicable
(d)  . . . . . . . . . . . . . . . . . . . . . Not Applicable
(e)  . . . . . . . . . . . . . . . . . . . . . . . . . . .1.2
Section 315(a) . . . . . . . . . . . . . . . . . . . . . .6.1
(b)  . . . . . . . . . . . . . . . . . . . . . . . . . . .6.2
(c)  . . . . . . . . . . . . . . . . . . . . . . . . . . .6.1
(d)  . . . . . . . . . . . . . . . . . . . . . . . . . . .6.1
(e)  . . . . . . . . . . . . . . . . . . . . . . . . . . 5.14
Section 316(a) . . . . . . . . . . . . . . . . . . . . . .1.1
(a)(1)(A)  . . . . . . . . . . . . . . . . . . . . . . . .5.2
                                                         5.12
(a)(1)(B)  . . . . . . . . . . . . . . . . . . . . . . . 5.13
(a)(2)     . . . . . . . . . . . . . . . . . . Not Applicable
(b)  . . . . . . . . . . . . . . . . . . . . . . . . . . .5.8
(c)  . . . . . . . . . . . . . . . . . . . . . . . . . 1.4(c)
Section 317(a)(1)    . . . . . . . . . . . . . . . . . . .5.3
(a)(2)     . . . . . . . . . . . . . . . . . . . . . . . .5.4
(b)  . . . . . . . . . . . . . . . . . . . . . . . . . . 10.3
Section 318(a) . . . . . . . . . . . . . . . . . . . . . .1.7
- ---------------------
     Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.





                      TABLE OF CONTENTS


                                                         Page

                          ARTICLE 1

              Definitions and Other Provisions
                   of General Application

     SECTION 1.1    Definitions. . . . . . . . . . . . . .  1
     SECTION 1.3    Form of Documents Delivered to
                    Trustee. . . . . . . . . . . . . . . . 10
     SECTION 1.4    Acts of Holders; Record Dates. . . . . 10
     SECTION 1.5    Notices Etc., to Trustee and
                    Company. . . . . . . . . . . . . . . . 12
     SECTION 1.6    Notice to Holders; Waiver. . . . . . . 12
     SECTION 1.7    Incorporation by Reference of Trust
                    Indenture Act. . . . . . . . . . . . . 12
     SECTION 1.8    Effect of Headings and Table of
                    Contents.. . . . . . . . . . . . . . . 13
     SECTION 1.9    Successors and Assigns.. . . . . . . . 13
     SECTION 1.10   Separability Clause. . . . . . . . . . 13
     SECTION 1.11   Benefits of Indenture. . . . . . . . . 13
     SECTION 1.12   Governing Law. . . . . . . . . . . . . 13
     SECTION 1.13   Legal Holidays.. . . . . . . . . . . . 13
     SECTION 1.14   No Security Interest Created.. . . . . 14
     SECTION 1.15   Limitation on Individual Liability.. . 14
     SECTION 1.16   No Right of Set-Off. . . . . . . . . . 14

                          ARTICLE 2

                       Security Forms

     SECTION 2.1    Forms Generally. . . . . . . . . . . . 14
     SECTION 2.2    Form of Face of Security.. . . . . . . 15
     SECTION 2.3    Form of Reverse of Security. . . . . . 16
     SECTION 2.4    Form of Trustee's Certificate of
                    Authentication.. . . . . . . . . . . . 18
     SECTION 2.5    Private Placement Legend . . . . . . . 19

                          ARTICLE 3

                       The Securities

     SECTION 3.1    Title and Terms. . . . . . . . . . . . 20
     SECTION 3.2    Denominations. . . . . . . . . . . . . 20
     SECTION 3.3    Execution, Authentication, Delivery
                    and Dating.. . . . . . . . . . . . . . 20
     SECTION 3.4    Temporary Securities.. . . . . . . . . 21
     SECTION 3.5    Registration, Registration of
                    Transfer and Exchange. . . . . . . . . 22
     SECTION 3.6    Mutilated, Destroyed, Lost and
                    Stolen Securities. . . . . . . . . . . 23
     SECTION 3.7    Payment of Interest; Interest Rights
                    Preserved. . . . . . . . . . . . . . . 24
     SECTION 3.8    Persons Deemed Owners. . . . . . . . . 25
     SECTION 3.9    Cancellation.. . . . . . . . . . . . . 25
     SECTION 3.10   Computation of Interest. . . . . . . . 25

                          ARTICLE 4

                 Satisfaction and Discharge

     SECTION 4.1    Satisfaction and Discharge of
                    Indenture. . . . . . . . . . . . . . . 26
     SECTION 4.2    Application of Trust Money.. . . . . . 27
     SECTION 4.3    Reinstatement. . . . . . . . . . . . . 27

                          ARTICLE 5

                          Remedies

     SECTION 5.1    Events of Default. . . . . . . . . . . 27
     SECTION 5.2    Acceleration of Maturity; Rescission
                    and Annulment. . . . . . . . . . . . . 29
     SECTION 5.3    Collection of Indebtedness and Suits
                    for Enforcement by Trustee.. . . . . . 31
     SECTION 5.4    Trustee May File Proofs of Claim.. . . 32
     SECTION 5.5    Trustee May Enforce Claims Without
                    Possession of Securities.. . . . . . . 32
     SECTION 5.6    Application of Money Collected . . . . 32
     SECTION 5.7    Limitation on Suits. . . . . . . . . . 33
     SECTION 5.8    Unconditional Right of Holders to
                    Receive Principal, Premium and
                    Interest.. . . . . . . . . . . . . . . 33
     SECTION 5.9    Restoration of Rights and Remedies.. . 34
     SECTION 5.10   Rights and Remedies Cumulative.. . . . 34
     SECTION 5.11   Delay or Omission Not Waiver.. . . . . 34
     SECTION 5.12   Control by Holders.. . . . . . . . . . 34
     SECTION 5.13   Waiver of Past Defaults. . . . . . . . 35
     SECTION 5.14   Undertaking for Costs. . . . . . . . . 35
     SECTION 5.15   Waiver of Stay or Extension Laws.. . . 36

                          ARTICLE 6

                         The Trustee

     SECTION 6.1    Certain Duties and
                    Responsibilities.. . . . . . . . . . . 36
     SECTION 6.2    Notice of Defaults.. . . . . . . . . . 36
     SECTION 6.3    Certain Rights of Trustee. . . . . . . 36
     SECTION 6.4    Not Responsible for Recitals or
                    Issuance of Securities.. . . . . . . . 37
     SECTION 6.5    May Hold Securities. . . . . . . . . . 38
     SECTION 6.6    Money Held in Trust. . . . . . . . . . 38
     SECTION 6.7    Compensation and Reimbursement.. . . . 38
     SECTION 6.8    Disqualification; Conflicting
                    Interests. . . . . . . . . . . . . . . 39
     SECTION 6.9    Corporate Trustee Required;
                    Eligibility. . . . . . . . . . . . . . 39
     SECTION 6.10   Resignation and Removal; Appointment
                    of Successor.. . . . . . . . . . . . . 39
     SECTION 6.11   Acceptance of Appointment by
                    Successor. . . . . . . . . . . . . . . 40
     SECTION 6.12   Merger, Conversion, Consolidation or
                    Succession to Business.. . . . . . . . 41
     SECTION 6.13   Preferential Collection of Claims
                    Against Company. . . . . . . . . . . . 41
     SECTION 6.14   Appointment of Authenticating
                    Agent. . . . . . . . . . . . . . . . . 41

                          ARTICLE 7

      Holders' Lists and Reports by Trustee and Company

     SECTION 7.1 Company to Furnish Trustee Names and Addresses of Holders of Securities.. . 43
     SECTION 7.2    Preservation of Information;
                    Communications to Holders. . . . . . . 44
     SECTION 7.3    Reports by Trustee.. . . . . . . . . . 44
     SECTION 7.4    Reports by Company.. . . . . . . . . . 45

                          ARTICLE 8

                   Supplemental Indentures

     SECTION 8.1    Supplemental Indentures Without
                    Consent of Holders.. . . . . . . . . . 45
     SECTION 8.2    Supplemental Indentures with Consent
                    of Holders.. . . . . . . . . . . . . . 46
     SECTION 8.3    Execution of Supplemental
                    Indentures.. . . . . . . . . . . . . . 47
     SECTION 8.4    Effect of Supplemental Indentures. . . 47
     SECTION 8.5    Conformity with Trust Indenture
                    Act. . . . . . . . . . . . . . . . . . 47
     SECTION 8.6    Reference in Securities to
                    Supplemental Indentures. . . . . . . . 47
     SECTION 8.7    Notice of Supplemental Indenture.. . . 47

                          ARTICLE 9

                    Affirmative Covenants

     SECTION 9.1    Payment of Principal, Premium and
                    Interest.. . . . . . . . . . . . . . . 47
     SECTION 9.2    Maintenance of Office or Agency. . . . 48
     SECTION 9.3    Money for Security Payments to be
                    Held in Trust. . . . . . . . . . . . . 48
     SECTION 9.4    Statement by Officers as to
                    Default. . . . . . . . . . . . . . . . 49
     SECTION 9.5    Existence. . . . . . . . . . . . . . . 50
     SECTION 9.6    Payment of Taxes and Other Claims. . . 50
     SECTION 9.7    Maintenance of Properties. . . . . . . 50
     SECTION 9.8    Access to Properties, Books and
                    Records. . . . . . . . . . . . . . . . 50
     SECTION 9.9    Compliance with Laws . . . . . . . . . 50
     SECTION 9.10   Environmental Law Compliance . . . . . 51
     SECTION 9.11   Maintenance of Insurance . . . . . . . 51
     SECTION 9.12   Waiver of Certain Covenants. . . . . . 51

                         ARTICLE 10

                     Negative Covenants

     SECTION 10.1   Maintenance of Fixed Charges
                    Coverage Ratio . . . . . . . . . . . . 51
     SECTION 10.2   Maintenance of Net Worth . . . . . . . 51
     SECTION 10.3   Limitation on Indebtedness . . . . . . 52
     SECTION 10.4   Limitation on Liens. . . . . . . . . . 52
     SECTION 10.5   Limitation on Sale/Leaseback
                    Transactions.. . . . . . . . . . . . . 54
     SECTION 10.6   Limitations on Dividends,
                    Acquisitions of Stock, Investments
                    in Subsidiaries, and Restricted
                    Investments. . . . . . . . . . . . . . 54
     SECTION 10.7   Limitation on Consolidation or
                    Merger . . . . . . . . . . . . . . . . 55
     SECTION 10.8   Limitation on Sale of Assets . . . . . 56
     SECTION 10.9   Transactions with Affiliates . . . . . 56
     SECTION 10.10  Nature of Business . . . . . . . . . . 57
     SECTION 10.11  ERISA Matters. . . . . . . . . . . . . 57

                         ARTICLE 11

                  Redemption of Securities

     SECTION 11.1   Right of Redemption. . . . . . . . . . 57
     SECTION 11.2   Applicability of Article.. . . . . . . 58
     SECTION 11.3   Election to Redeem; Notice to
                    Trustee. . . . . . . . . . . . . . . . 58
     SECTION 11.4   Selection by Trustee of Securities
                    to Be Redeemed.. . . . . . . . . . . . 58
     SECTION 11.5   Notice of Redemption.. . . . . . . . . 59
     SECTION 11.6   Deposit of Redemption Price. . . . . . 59
     SECTION 11.7   Securities Payable on Redemption
                    Date.. . . . . . . . . . . . . . . . . 59
     SECTION 11.8   Securities Redeemed in Part. . . . . . 60

                         ARTICLE 12

                        Sinking Fund

     SECTION 12.1   Sinking Fund Payments. . . . . . . . . 60
     SECTION 12.2   Satisfaction of Sinking Fund
                    Payments with Securities.. . . . . . . 60
     SECTION 12.3   Redemption of Securities for Sinking
                    Fund.. . . . . . . . . . . . . . . . . 60


     EXHIBIT A      Form of Rule 144A/Regulation S
                    Certificate
          INDENTURE, dated as of March 31, 1995 between ROLLINS ENVIRONMENTAL SERVICES, INC., a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company"), having its principal executive offices at 2200 Concord Pike, One Rollins Plaza, Wilmington, Delaware 19803, and FIRST FIDELITY BANK, NATIONAL ASSOCIATION, a national banking association, as Trustee (herein called the "Trustee").


                   RECITALS OF THE COMPANY

          The Company has duly authorized the creation of an issue of its 7.75% Senior Unsecured Debentures due 2005 (herein called the "Securities") of substantially the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture.

          All things necessary to make the Securities, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, and to make this Indenture a valid agreement of the Company, in accordance with their and its terms, have been done.

          NOW, THEREFORE, THIS INDENTURE WITNESSETH:

          For and in consideration of the premises and the purchase of the Securities by the Holders (as hereinafter defined) thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:


                          ARTICLE 1

              Definitions and Other Provisions
                   of General Application

SECTION 1.1    Definitions

          For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

          (a) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

          (b) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles, and, except as otherwise herein expressly provided the term "generally accepted accounting principles" with respect to any computation required and permitted hereunder shall mean such accounting principles as are generally accepted and accepted and adopted by the Company at the date of this Indenture; and

          (c) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

          "Act", when used with respect to any Holder, has the meaning specified in Section 1.4.

          "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Attributable Debt" means in connection with a Sale and Lease-Back Transaction which is not exempt under Section 10.5, the greater of (a) the fair value of the assets subject to such transaction, or (b) the present value (discounted according to generally accepted accounting principles at the debt rate implicit in the lease) of the obligations of the lessee for rental payments during the term of any lease.

          "Authenticating Agent" means any Person authorized by the Trustee pursuant to Section 6.14 to act on behalf of the Trustee to authenticate Securities.

          The term "Beneficial Owner" is determined in accordance with Rule 13d-3, promulgated by the Commission under the Exchange Act.

          "Board of Directors" means either the board of directors of the Company or any duly authorized committee of that board.

          "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification and delivered to the Trustee.

          "Business Day" means each Monday, Tuesday,
Wednesday, Thursday and Friday which is not a day on which banking institutions in New York, New York or the city in which the Corporate Trust Office is located are authorized or obligated to close by law or executive order.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Commission" means the Securities and Exchange
Commission, as from time to time constituted, created under the Exchange Act.

          "Common Stock" includes any stock of any class of the Company which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which is not subject to redemption by the Company.

          "Company" means the Person named as the "Company" in the first paragraph of this instrument until a Successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor Person.

          "Company Request" or "Company Order" means a written request or order signed in the name of the Company by its Chairman of the Board, its Vice Chairman of the Board, its President or a Vice President, and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

          "Consolidated Net Income" means, for any period, the aggregate amount of net income (or loss) after taxes of the Company and its Subsidiaries determined on a consolidated basis as determined in accordance with GAAP, but excluding
(a) extraordinary gains or losses and (b) any equity interests of the Company or any Subsidiary in the unremitted earnings of any Person that is not a Subsidiary.

          "Consolidated Net Income Available for Fixed
Charges" means, for the relevant period, the Consolidated Net Income of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP after eliminating all nonrecurring items plus the following items to the extent deducted in computing Consolidated Net Income: (a) interest on Indebtedness, (b) amortization expense, (c) depreciation expense, (d) rentals for leased properties in excess of one year, and (e) income taxes paid or accrued, but excluding the net income of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that net income is not at the determination permitted, directly or indirectly, by operation of any agreement, instrument, judgment, decree, rule or governmental regulation applicable to that Subsidiary or its stockholders.

          "Continuing Directors" means any directors of the Company who either (a) were directors of the Company on the date of issuance or the securities or (b) became directors of the Company subsequent to the date of the issuance of the Securities and whose election or nomination for election by the shareholders of the Company was duly approved by the Continuing Directors who were at the time of election or nomination directors of the Company, either by a specific vote or by approval of the proxy statement issued by the Company in which such individual was named as a nominee for director of the Company

          "Corporate Trust Office" means the office of the principal Trustee in the County of Philadelphia, City of Philadelphia, which initially shall be 123 South Broad
Street, Philadelphia, PA 19109, at which at any particular time its corporate trust business shall principally be administered.

          "Corporation" means a corporation, association, company, joint-stock company or business trust.

          "Current Maturities" means any indebtedness that is payable or scheduled to be paid within one year.

          "Defaulted Interest" has the meaning specified in
Section 3.7.

          "Environmental Laws" means all Federal, state, local and foreign laws, rules, regulations, ordinances, permits, orders, decisions, determinations or requirements relating in any way to any Hazardous Substance or to health, safety or the environment.

          "ERISA" means the Employee Retirement Income
Security Act of 1974, as amended.

          "ERISA Affiliate" means any corporation which is a member of the same controlled group of corporations as the Company within the meaning of section 414(b) of the Code, or any trade or business which is under common control with the Company within the meaning of section 414(c) of the Code.

          "Event of Default" has the meaning specified in
Section 5.1.

          "Exchange Act" means the Securities Exchange Act of
1934, as amended, and the rules and regulations promulgated thereunder.

          "Fixed Charges Coverage Ratio" means at any specified date a ratio of Consolidated Net Income Available for Fixed Charges for the immediately preceding four consecutive fiscal quarters to Fixed Charges for such period.

          "Fixed Charges" means the sum for the relevant period of (a) interest on Indebtedness, (b) scheduled repayments of principal of Indebtedness, (c) federal income taxes actually paid in cash, (d) Maintenance Capital, and (e) rental payments for leased properties in excess of one year.

          "Funded Debt" shall mean all items of Indebtedness which by their terms mature more than one year from the date of determination thereof or which are renewable at the option of the obligor beyond one year.

          "GAAP" means generally accepted accounting principles applied on a basis consistent with those which are to be used in making the calculations for purposes of determining compliance with the terms of this Indenture. All references to GAAP will be to GAAP as in effect on the date of execution of this Indenture.

          "Hazardous Substance" means any "hazardous substance" as defined under CERCLA or the rules and regulations promulgated thereunder, any Hazardous Waste, radioactive materials, petroleum or petroleum-derived substance or waste, PCB, asbestos, or any constituent or combination of any of the above may be amended from time to time.

          "Holder" means a Person in whose name a Security is registered in the Security Register.

          "Indebtedness" means any indebtedness and interest thereon, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments, hedging agreements or letters of credit (or reimbursement agreements in respect thereof), if and to the extent any of the foregoing indebtedness would appear as a liability on a balance sheet of the Company and its Subsidiaries prepared on a consolidated basis in accordance with GAAP.

          "Indenture" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

          "Interest" means interest expense from all Indebtedness that appears as a liability on a balance sheet of the Company and its Subsidiaries.

          "Interest Payment Date" means the stated Maturity of an installment of interest on the Securities.

          "Lien" means any mortgage, pledge, security interest, conditional sale, encumbrance, charge or adverse claim affecting title or resulting in an encumbrance against real or personal property, or a security interest of any kind.

          "Maintenance Capital" means $12,000,000, annually.

          "Maturity", when used with respect to any Security, means the date on which the principal of such Security becomes due and payable as therein or herein provided, whether at the Stated Maturity thereof or by declaration of acceleration, redemption or otherwise.

          "Multiemployer Plan" means any Plan which is a "multiemployer plan" as such term in defined in section
4001(a)(3) of ERISA.

          "Officers' Certificate" means a certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President or a Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of the Company, and delivered to the Trustee. One of the officers signing an Officers' Certificate given pursuant to
Section 9.4 shall be the principal executive, financial or accounting officer of the Company.

          "Opinion of Counsel" means a written opinion of counsel, who may be counsel for or an employee of the Company.

          "Outstanding", when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

          (a) Securities theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

          (b) Securities, or portions thereof, for the payment or redemption of which moneys in the necessary amount have been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; provided that, if such Securities, or portions thereof, are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefore satisfactory to the Trustee has been made; and

          (c)  Securities which have been paid pursuant to
     Section 3.6 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that much Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver under Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Trustee has actual knowledge of being so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledge is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor.

          "Paying Agent" means any Person authorized by the Company to pay the principal of and premium, if any, or interest on Securities on behalf of the Company.

          "Person" means any individual, corporation, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

          "Plan" means any "employee pension benefit plan" (as such term in defined in section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Company or any ERISA Affiliate.

          "Predecessor Security" of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 3.6 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

          "Qualified Institutional Buyer" has the meaning set forth in Rule 144A.

          "Record Date" means either a Regular Record Date or a Special Record Date, as applicable.

          "Redemption Date", when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

          "Redemption Price", when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture on the applicable
Redemption Date.

          "Regular Record Date", for the interest payable on any Interest Payment Date means the August 31 or February 28
(whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

          "Regulation S" means Regulation S under the
Securities Act and any successor regulation thereto.

          "Regulation S Certificate" means a certificate in the form attached hereto as Exhibit A.

          "Restricted Investments" means all investments or advances made by the Company or its Subsidiaries in any person or property except the following:

          (a) investments in and advances to Subsidiaries, or companies which simultaneously become Subsidiaries;

          (b) investments in property to be used in the ordinary course of business;

          (c) investments in obligations, maturing within three years, issued by or guaranteed by the United
     States or an agency thereof;

          (d) investments in municipal securities, maturing within three years, which are rated "BBB" or better by at least one national rating agency;

          (e) investments in certificates of deposit or bankers' acceptances issued by commercial banks located in the United States, Canada, Western Europe or Japan, and having capital, surplus and undivided profits aggregating at least $50,000,000;

          (f) investments in commercial paper maturing within 270 days and rated "BBB" or better by at least one national rating agency;

          (g)  investments in money market investment
     programs which are classified as a current asset in accordance with generally accepted accounting principles and which are administered by reputable financial institutions having capital of at least $50 million;

          (h) investments in money market and auction rate preferred stocks rated "A" or better by at least one national rating agency;

          (i) other investments existing as of the date hereof, including extensions and renewals thereof; and

          (j) other investments up to an aggregate of $10 million.

          "Rule 144" means Rule 144 under the Securities Act as amended and/or supplemented from time to time and any successor rule thereto.

          "Rule 144A" means Rule 144A under the Securities
Act as amended and/or supplemented from time to time and any successor rule thereto.

          "Rule 144A Certificate" means a certificate in the form attached hereto as Exhibit A.

          "Sale/Leaseback Transaction" means the sale of an asset with the intention of leasing it back, which transaction (a) occurs after the date hereof, (b) occurs more than 180 days after the acquisition or occupancy of such asset, whichever shall be the later to occur, and (c) involves leases of three years or more.

          "Secured Debt" means all Indebtedness for borrowed money which is secured by a Lien or other interest on any of the property or assets of the Company or its Subsidiaries.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Securities Legend" has the meaning given such term in Section 2.5.

          "Security Register" and "Security Registrar" have the respective meanings specified in Section 3.5.

          "Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 3.7.

          "Stated Maturity", when used with respect to any Security or any installment of interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of interest is due and payable.

          "Subsidiary" means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by the Company or by one or more wholly-owned Subsidiaries or by the Company and one or more wholly-owned Subsidiaries. For the purposes of this definition, "voting stock" means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason any contingency.

          "Tangible Net Worth" means the gross book value of the assets of the Company and its Subsidiaries (exclusive of goodwill in excess of $26,000,000, patents, trademarks, trade names, organization expense, unamortized debt discount and expense in excess of $500,000 and other like intangibles) plus (a) 50% of deferred income taxes and (b) 50% of cumulative Consolidated Net Income less (i) reserves applicable thereto and (ii) all liabilities required to be reflected on a balance sheet prepared in accordance with GAAP.

          "Trust Indenture Act" means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

          "Trustee" means the Person named as the "Trustee" in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

          "Vice President", when used with respect to the Company means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president".

SECTION 1.2    Compliance Certificates and Opinions.

          Subject to Section 1.7, upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee such certificates and opinions as may be required under the Trust Indenture Act. Each such certificate or opinion shall be given in the form of an Officers' Certificate, if to be given by an officer of the Company, or an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements of the Trust Indenture Act and any other requirement set forth in this Indenture.

          Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

          (a) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

          (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (c) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (d) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

SECTION 1.3    Form of Documents Delivered to Trustee.

          In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

          Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certification or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

          Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 1.4    Acts of Holders; Record Dates.

          (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing; and except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.1) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

          (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

          (c) The Company may fix any day as the record date for the purpose of determining the Holders entitled to give or take any request, demand, authorization direction, notice, consent, waiver or other action, or to vote on any action, authorized or permitted to be given or taken by Holders. If not set by the Company prior to the first solicitation of a Holder made by any Person in respect of any such action, or, in the case of any such vote, prior to such vote, the record date for any such action or vote shall be the 30th day (or, if later, the date of the most recent list of Holders required to be provided pursuant to Section 7.1) prior to such first Solicitation or vote, as the case may be. With regard to any record date, only the Holders on such date (or their duly designated proxies) shall be entitled to give or take, or vote on, the relevant action. Notwithstanding the foregoing, the Company shall not set a record date for, and the provisions of this paragraph shall not apply with respect to, any Act by the Holders pursuant to Section 5.1, 5.2 or 5.12.

          (d) The ownership of Securities shall be proved by the Security Register.

          (e) Any Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer therefor or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

          (f) Without limiting the foregoing, a Holder entitled hereunder to give or take any action hereunder with regard to any particular Security may do so with regard to all or any part of the principal amount of such Security or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any different part of such principal amount.

SECTION 1.5    Notices Etc., to Trustee and Company.

          Any Act of Holders or other documents provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

          (a) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, Attention: Chief Financial Officer, with a copy to the General Counsel, or

          (b) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to it, at the address of its principal executive offices specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by the Company.

SECTION 1.6    Notice to Holders; Waiver.

          Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Security Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail any notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

          In case, by reason of the suspension of regular mail service or by reason of any other cause, it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

SECTION 1.7    Incorporation by Reference of Trust Indenture
               Act.

          The provisions and requirements of the Trust
Indenture Act are hereby incorporated by reference herein and made a part of this Indenture; provided, however, until such time as this Indenture is qualified with the Commission in accordance with the provisions of the Trust Indenture Act, no party hereto shall be required to file any reports or other such documentation with the Commission or as elsewhere provided in connection with this Indenture.

          All terms used in this Indenture defined by the Trust Indenture Act, defined by Trust Indenture Act reference to another statute or defined by Commission rule under the Trust Indenture Act have the meanings so assigned to them.

SECTION 1.8    Effect of Headings and Table of Contents.

     The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 1.9    Successors and Assigns.

          All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

SECTION 1.10   Separability Clause.

          In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 1.11   Benefits of Indenture.

          Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders of Securities, any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 1.12   Governing Law.

          This Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of Delaware, but without regard to the principles of conflicts of laws.

SECTION 1.13   Legal Holidays.

          In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Security shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Securities) payment of interest or principal and premium, if any, need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity; provided that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be.

SECTION 1.14   No Security Interest Created.

          Nothing in this Indenture or in the Securities, express or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect in any jurisdiction where property of the Company or its Subsidiaries is or may be located.

SECTION 1.15   Limitation on Individual Liability.

          No recourse under or upon any obligation, covenant or agreement contained in this Indenture or in any Security, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or any successor corporation, either directly or through the Company, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Indenture and the obligations issued hereunder are solely corporate obligations, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, shareholders, officers or directors, as such, of the Company or any successor Person, or any of them, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any Security or implied therefrom; and that any and all such personal liability of every name and nature, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, shareholder, officer or director, as such, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any Security or implied therefrom, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issuance of such Security.

SECTION 1.16   No Right of Set-Off.

          The obligations of the Company to pay and perform hereunder shall be absolute and unconditional and not subject to any set-off or counterclaim.


                          ARTICLE 2

                       Security Forms

SECTION 2.1    Forms Generally.

          The Securities and the Trustee's certificates of authentication shall be in substantially the forms set forth in this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon, as may be required to comply with any law or with the rules of any securities exchange on which the Securities are listed or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of the Securities.

          The definitive Securities shall be printed, lithographed or engraved or produced by any combination of these methods on steel engraved borders or may be produced in any other manner permitted by the rules of any securities exchange on which the Securities may be listed, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities.

SECTION 2.2    Form of Face of Security.


            ROLLINS ENVIRONMENTAL SERVICES, INC.

7.75% Senior Unsecured Debentures
Due March 31, 2005

No. __________                                       $_______

          Rollins Environmental Services, Inc., a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company", which term includes any successor Person under the Indenture hereinafter referred
to), for value received, hereby promises to pay to __________________, or registered assigns, the principal sum of _______________________ Dollars on March 31, 2005, and to
pay interest thereon from March 31, 1995 or from and including the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on March 31 and September 30 in each year, commencing September 30, 1995, at the rate of 7.75% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the February 28 or August 31 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the securities may be listed and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. Notice of a Special Record Date shall be given to Holders of Securities not less than 10 days prior to such Special Record Date. Payment of the principal of and premium, if any, and interest on this Security will be made at the office or agency of the Company maintained for that purpose pursuant to Section 9.2 of the Indenture, in such coin or currency of the United States of America as of the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

          Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.


Dated:

                         ROLLINS ENVIRONMENTAL SERVICES, INC.



                         By


Attest:







SECTION 2.3    Form of Reverse of Security.

          This Security is one of a duly authorized issue of Securities of the Company issued as its 7.75% Senior Unsecured Debentures Series 2005 (herein called the "Securities"), limited in aggregate principal amount to $16,800,000, issued and to be issued under an Indenture, dated as of March 31, 1995 (herein called the "Indenture"), between the Company and First Fidelity Bank, National Association, as Trustee (herein called the "Trustee" which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.

          The Securities are subject to redemption at the election of the Company, upon not more than 15 days' notice by mail to the Holder, at any time on or after March 31, 2000, as a whole or in part, (in a minimum principal amount of $1,000,000 and in integral multiples of $1,000 in excess thereof), each such Redemption to be made at 100% of the principal amount of the Securities so to be redeemed, together in the case of any such redemption with accrued Interest to the Redemption Date (whether through operation of a sinking fund or otherwise), but interest installments whose Maturity is on or prior to such Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates, all as provided in the Indenture.

          The sinking fund provides for the redemption on March 31 in each year beginning with the year 2001 through 2005 of an amount equal to one-fifth of the total amount outstanding under this Indenture. Securities acquired or redeemed by the Company otherwise than through sinking fund payments may be credited against subsequent sinking fund payments otherwise required to be made.

          In the event of redemption of this Security in part only, a new Security or Securities for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

          If an Event of Default shall occur and be continuing, the principal of all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than 66 2/3% in aggregate principal amount of the Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

          No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

          As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security shall be registered in the Security Register, and thereupon one or more new Securities, of authorized denominations, for the same aggregate principal amount, will be issued to the designated transferee or transferees, upon (i) surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium, if any, and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing and (ii) so long as this Security bears the Securities Legend, delivery to the Security Registrar of a written opinion of legal counsel to the transferor (who shall be acceptable to the Security Registrar) stating that such transfer complies with applicable securities laws or, in the case of a transfer pursuant to Rule 144A or Regulation S, a Rule 144A or Regulation S Certificate, as the case may be, executed by the transferor.

          The Securities are issuable only in fully registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities are exchangeable for a like aggregate principal amount of Securities of a different authorized denomination, as requested by the Holder surrendering the same.

          No service charge shall be made for any such registration of transfer or exchange except as provided in the Indenture, and the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, except as provided in this Security, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

          All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

SECTION 2.4    Form of Trustee's Certificate of
               Authentication.

          The Trustee's certificates of authentication shall be in substantially the following form:

          This is one of the Securities referred to in the within-mentioned Indenture.

                              _________________,
                                        as Trustee


                                   By
                                        Authorized Officer

SECTION 2.5    Private Placement Legend.

          Unless sold pursuant to an effective registration statement under the Securities Act and except as set forth in this Section, Securities shall bear the following legend (the
"Securities Legend"):


          THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE OFFERED OR SOLD EXCEPT IN COMPLIANCE WITH THE REGISTRATION REQUIREMENTS OF SUCH ACT AND OF THE APPLICABLE LAWS OF EACH STATE OF THE UNITED STATES OR IN TRANSACTIONS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION REQUIREMENTS.


          By purchase of a Security bearing the Securities Legend, whether upon original issuance or subsequent transfer, each Holder of such a Security acknowledges the restrictions on the transfer of such Security set forth in such legend and agrees that it will transfer such a Security only as provided herein.

          The Company shall re-issue any Security, without the Securities Legend, and the Trustee, at the Company's direction, shall authenticate such re-issued Security, if:

          (a) such Security has been transferred in a transaction that (i) is in compliance with Rule 144(k) under the Securities Act, (ii) is in compliance with Rule 904 of Regulation S under the Securities Act or
     (iii) is pursuant to an effective registration statement under the Securities Act; or

          (b)  such Security has been transferred in a
     transaction that does not require registration under the Securities Act and the transferor of such Security shall have delivered to the Company such documentation and legal opinions as the Company may reasonably request, such documentation and legal opinions to be reasonably satisfactory in form and substance to the Company; or

          (c) three years shall have elapsed since the later to occur of (i) the issuance of the Securities or (ii) the date, if any, on which such Security was transferred by an affiliate (within the meaning of Rule 144) of the Company or by a Person that had been such an affiliate at any time during the three months prior to such transfer (provided, however, that the Holder of such Security is not such an affiliate or a Person that had been such an affiliate at any time during the three months prior to such re-issuance).


                          ARTICLE 3

                       The Securities

SECTION 3.1    Title and Terms.

          The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is limited to $16,800,000, except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Section 3.4, 3.5, 3.6, 8.6 or 11.8.

          The Securities shall be collectively known and designated as the "7.75% Senior Unsecured Debentures Due March 31, 2005" of the Company. Their Stated Maturity shall be March 31, 2005, and they shall bear interest at the rate of 7.75% per annum, from March 31, 1995 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, payable semi-annually on March 31 and September 30 commencing September 30, 1995, until the principal thereof is paid or made available for payment.

          The principal of and premium, if any, and interest on the Securities shall be payable at the office or agency of the Company maintained for such purpose pursuant to Section 9.2; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

          The Securities shall be redeemable as provided in
Article 11.

SECTION 3.2    Denominations.

          The Securities shall be issuable only in fully registered form without coupons and only in denominations of $1,000 and any integral multiple thereof.

SECTION 3.3    Execution, Authentication, Delivery and
               Dating.

          The Securities shall be executed on behalf of the Company by its Chairman of the Board, its Vice Chairman of the Board, its President or one of its Vice Presidents, under its corporate seal or a facsimile thereof reproduced thereon, attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Securities may be manual or facsimile.

          Securities bearing the original or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

          At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities, and the Trustee in accordance with such Company Order shall either at one time or from time to time pursuant to such instructions as may be described therein authenticate and deliver such Securities as in this Indenture provided and not otherwise.

          Each Security shall be dated the date of its authentication.

          No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder and is entitled to the benefits of the Indenture.

SECTION 3.4    Temporary Securities.

          Pending the preparation of definitive Securities, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities. Any such temporary Security shall be in global form. Every such temporary Security shall be executed by the Company and shall be authenticated and delivered by the Trustee upon the same conditions and in substantially the same manner, and with the same effect, as the definitive Security or Securities in lieu of which it is issued.

          If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at any office or agency of the Company designated pursuant to Section 9.2, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor one or more definitive Securities of a like principal amount of authorized denominations. Until so exchanged the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

SECTION 3.5    Registration, Registration of Transfer and
               Exchange.

          The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency designated pursuant to Section 9.2 being herein sometimes collectively referred to as the "Security Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities. The Trustee is hereby appointed "Security Registrar" for the purpose of registering Securities and transfers of Securities as herein provided. At all reasonable times the Security Register shall be open for inspection by the Company.

          Upon surrender for registration of transfer of any Security at an office or agency of the Company designated pursuant to Section 9.2 for such purpose, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denominations and of a like aggregate principal amount.

          At the option of the Holder, Securities may be exchanged for other Securities of any authorized denominations and of a like aggregate principal amount, upon surrender of the Securities to be exchanged at the office or agency maintained for that purpose. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

          All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligation of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

          Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.

          No service charge shall be made for any
registration of transfer or exchange of Securities except as provided in Section 3.6. The Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 3.4, 8.6 or 11.8 not involving any transfer.

          The Security Registrar shall register any transfer of a Security that complies with the applicable requirements of this Section; provided that in the case of a Security bearing the Securities Legend, before registering any transfer the Security Registrar shall receive a written opinion of legal counsel to the transferor (who shall be acceptable to the Security Registrar) stating that such transfer complies with applicable securities laws or, in the case of a transfer pursuant to Rule 144A or Regulation S, a Rule 144A or Regulation S Certificate, as the case may be, executed by the transferor.

          The Company shall not be required (a) to issue, register the transfer of or exchange any Security during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Securities selected for redemption under Section 11.4 and ending at the close of business on the day of such mailing, or (b) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

SECTION 3.6    Mutilated, Destroyed, Lost and Stolen
               Securities.

          If any mutilated Security is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security, like tenor and principal amount and bearing a number not contemporaneously outstanding.

          If there shall be delivered to the Company and the Trustee (a) evidence to their satisfaction of the destruction, loss or theft of any Security and (b) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount and bearing a number not contemporaneously outstanding.

          In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

          Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

          Every new Security issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

          The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

SECTION 3.7    Payment of Interest; Interest Rights
               Preserved.

          Interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest. At the option of the Company, interest on any Security may be paid by mailing checks to the addresses of the Holders thereof as such addresses appear in the Securities Register.

          Any interest on any Security which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in Clause (a) or (b) below:

          (a) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payments such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided.
     Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at his address as it appears in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (b).

          (b) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Clause, such manner of payment shall be deemed practicable by the Trustee.

          Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

SECTION 3.8    Persons Deemed Owners.

          Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of and premium, if any, and (subject to Section 3.7) interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

SECTION 3.9    Cancellation.

          All Securities surrendered for payment, redemption, registration of transfer or exchange or for credit against any sinking fund payment pursuant to Section 12.2 shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly canceled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities canceled as provided in this Section, except as expressly permitted by this Indenture. All canceled Securities held by the Trustee shall be disposed of as directed by a Company Order.

SECTION 3.10   Computation of Interest.

          Interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months.


                          ARTICLE 4

                 Satisfaction and Discharge

SECTION 4.1    Satisfaction and Discharge of Indenture

          This Indenture shall upon Company Request cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Securities herein expressly provided for), and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

          (a)  either

                 (i)     all Securities theretofore
          authenticated and delivered (other than (A)
          Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.5 and (B) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 9.3) have been delivered to the Trustee for cancellation; or

                (ii)     all such Securities not theretofore
          delivered to the Trustee for cancellation

                    (A)  have become due and payable, or

                    (B)  will become due and payable at their
               Stated Maturity within one year, or

                    (C)  are to be called for redemption
               within one year under arrangements
               satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company,

          and the Company, in the case of (A), (B) or (C) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation for principal and premium, if any, and interest to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

          (a) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

          (b) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

          Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 6.7, the obligations of the Trustee to any Authenticating Agent under Section 6.14 and, if money shall have been deposited with the Trustee pursuant to sub-clause
(ii) of Clause (a) of this Section, the obligations of the Trustee under Section 4.2 and the last paragraph of Section
9.3 shall survive.

SECTION 4.2    Application of Trust Money.

          Subject to the provisions of the last paragraph of
Section 9.3, all money deposited with the Trustee pursuant to
Section 4.1 shall be held in trust and applied by it, in accordance with the provisions of the Securities of that series and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Person entitled thereto, of the principal and premium, if any, and interest for whose payment such money has been deposited with the Trustee.

SECTION 4.3    Reinstatement.

          If the Trustee or the Paying Agent is unable to apply any money in accordance with this Article by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article until such time as the Trustee or Paying Agent is permitted to apply all money held in trust with respect to the Securities; provided, however, that if the Company makes any payment of principal of or any premium, if any, or interest on any Security following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of the Securities to receive such payment from the money so held in trust.


                          ARTICLE 5

                          Remedies

SECTION 5.1    Events of Default.

          "Event of Default", wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (a) default in the payment of any interest upon any Security when it becomes due and payable, and continuance of such default for a period of fifteen
     Business Days; or

          (b) default in the payment of the principal of or premium, if any, on any Security at its Maturity; or

          (c) default in the deposit of any sinking fund payment, when and as due by the terms of Sections 12.1 and 12.3; or

          (d) default in the performance, or breach, of any covenant or warranty of the Company in this Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with), and continuance of such default or breach for a period of 30 days after an officer of the Company eligible to execute an Officers' Certificate has knowledge of such default or there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

          (e) the Company or any of its Subsidiaries shall have failed to pay principal at maturity of, or an event of default shall have occurred and be continuing under and resulted in the acceleration of, any loan agreement, mortgage, indenture or other instrument under which there is issued or by which there is secured or evidenced any Indebtedness of the Company (other than the Securities) or any of its Subsidiaries whether such Indebtedness now exists or shall be created hereafter, and the principal amount of such Indebtedness which, together with any such other Indebtedness so accelerated or not paid at maturity, aggregates an amount equal to or greater than $5,000,000, and such acceleration is not waived or rescinded within a period of 10 Business Days after there shall have been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Securities then outstanding a written notice specifying such default and requiring the Company to cause such acceleration to be rescinded, annulled or discharged and stating that such notice is a "Notice of Default" hereunder; or

          (f) the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (ii) a decree or order adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

          (g) the commencement by the Company of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by it to the filing or such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action; or

          (h)  final judgment or judgments (after the
     expiration of all times to appeal therefrom) for the payment of money in excess of $5,000,000 in the aggregate shall be rendered against the Company or any of its Subsidiaries and the same shall not be (i) fully covered by insurance in accordance with Section 9.11 or
     (ii) vacated, stayed, bonded, paid or discharged for a period of fifteen (15) days.

          Upon receipt by the Trustee of any Notice of Default pursuant to this Section 5.1, a record date shall automatically and without any other action by any Person be set for the purpose of determining the Holders of Outstanding Securities entitled to join in such Notice of Default, which record date shall be the close of business on the day the Trustee receives such Notice of Default. The Holders of Outstanding Securities on such record date (or their duly appointed agents), and only such Persons, shall be entitled to join in such Notice of Default, whether or not such Holders remain Holders after such record date; provided that unless such Notice of Default shall have become effective by virtue of the Holders of the requisite principal amount of Outstanding Securities on such record date (or their duly appointed agents) having joined therein on or prior to the 90th day after such record date, such Notice of Default shall automatically and without any action by any Person be cancelled and of no further force or effect.

SECTION 5.2    Acceleration of Maturity; Rescission and
               Annulment.

          If an Event of Default occurs and is continuing, then and in every such case the Trustee or the Holders of not less than (a) 25% in principal amount of the Outstanding Securities in the case of a default under Section 5.1(a) or 5.1(b), or (b) 50% in principal amount of the Outstanding Securities, in the case of any other default, may declare the principal of all the Outstanding Securities to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal plus any interest accrued on the Securities to the date of declaration shall become immediately due and payable. Notwithstanding the above, in the case of a default under Section 5.1(a) or 5.1(b), any Holder may accelerate its own Securities without regard to the actions of other Holders.

          At any time after such a declaration of
acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the Outstanding Securities, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if

          (a) the Company has paid or deposited with the Trustee a sum sufficient to pay

                 (i)     all overdue interest on all
          Securities,

                (ii)     the principal of and premium, if
          any, on any Securities which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Securities plus 1%,

               (iii)     to the extent that payment of such
          interest is lawful, interest upon overdue interest at the rate borne by the Securities plus 1%, and

                (iv)     all sums paid or advanced by the
          Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel;

          and

          (b) all Events of Default, other than the non-payment of the principal of Securities which has become due solely by such declaration of acceleration, have been cured or waived as provided in Section 5.13.

No such rescission and annulment shall affect any subsequent default or impair any right consequent thereon.

          Upon receipt by the Trustee of any declaration of acceleration, or any rescission and annulment of any such declaration, of all Outstanding Securities pursuant to this Section, a record date shall automatically and without any other action by any Person be set for the purpose of determining the Holders of Outstanding Securities entitled to join in such declaration, or rescission and annulment, as the case may be, which record date shall be the close of business on the day the Trustee receives such declaration, or rescission and annulment, as the case may be. The Holders of Outstanding Securities on such record date (or their duly appointed agents), and only such Persons, shall be entitled to join in such declaration, or rescission and annulment, as the case may be, whether or not such Holders remain Holders after such record date; provided that unless such declaration, or rescission and annulment, as the case may be, shall have become effective by virtue of Holders of the requisite principal amount of outstanding Securities on such record date (or their duly appointed agents) having joined therein on or prior to the 90th day after such record date, such declaration, or rescission and annulment, as the case may be, shall automatically and without any action by any Person be canceled and of no further force or effect.

SECTION 5.3    Collection of Indebtedness and Suits for
               Enforcement by Trustee.

          The Company covenants that if

          (a) default is made in the payment of any interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days, or

          (b)  default is made in the payment of the
     principal of or premium, if any, on any Security at the Maturity thereof,

the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal and premium, if any, and interest, and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal and premium, if any, and on any overdue interest, at the rate borne by the Securities plus 1%; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

          If the Company fails to pay such amounts forthwith upon such demand, the Trustee in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Securities and collect the money adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Securities, wherever situated.

          If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

SECTION 5.4    Trustee May File Proofs of Claim.

          In case of any judicial proceeding relative to the Company (or any other obligor upon the Securities), its property or its creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions in order to have the claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.7.

          No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; provided, however, that the Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and may be a member of the Creditors' Committee.

SECTION 5.5 Trustee May Enforce Claims Without Possession of Securities.

          All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances or the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

SECTION 5.6    Application of Money Collected.

          Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account or principal or premium, if any, or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

          FIRST:    To payment of all amounts due the Trustee
     under Section 6.7; and

          SECOND:   To the payment of the amounts then due
     and unpaid for principal of and premium, if any, and interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal and premium, if any, and interest, respectively.


SECTION 5.7    Limitation on Suits.

          No Holder of any Security shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

          (a) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

          (b) the Holders of not less than 25% in principal amount of the outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

          (c) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

          (d) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

          (e) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities;

it being understood and intended that no one or more holders shall have any right in any manner whatever by virtue of, or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

SECTION 5.8    Unconditional Right of Holders to Receive
               Principal, Premium and Interest.

          Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of and premium, if any, and (subject to Section 3.7) interest on such Security on the respective Stated Maturities expressed in such Security (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

SECTION 5.9    Restoration of Rights and Remedies.

          If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

SECTION 5.10   Rights and Remedies Cumulative.

          Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in Section 3.6, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 5.11   Delay or Omission Not Waiver.

          No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

SECTION 5.12   Control by Holders.

          The Holders of a majority in principal amount of the Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee; provided that

          (a) such direction shall not be in conflict with any rule of law or with this Indenture;

          (b) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction; and

          (c) subject to the provisions of Section 6.1, the Trustee shall have the right to decline to follow any such direction if the Trustee in good faith shall determine that the action so directed would involve the Trustee in personal liability or would be unduly prejudicial to Holders not joining in such direction.

          Upon receipt by the Trustee of any such direction, a record date shall automatically and without any other action by any Person be set for the purpose of determining the Holders of Outstanding Securities entitled to join in such direction, which record date shall be the close of business on the day the Trustee receives such direction. The Holders of Outstanding Securities on such record date (or their duly appointed agents), and only such Persons, shall be entitled to join in such direction, whether or not such Holders remain Holders after such record date; provided that unless such direction shall have become effective by virtue of Holders of the requisite principal amount of Outstanding Securities on such record date (or their duly appointed agents) having joined therein on or prior to the 90th day after such record date, such direction shall automatically and without any action by any Person be canceled and of no further force or effect.

SECTION 5.13   Waiver of Past Defaults.

          The Holders of not less than a majority in principal amount of the Outstanding Securities may on behalf of the Holders of all the Securities waive any past default hereunder and its consequences, except a default

          (a) in the payment of the principal of or premium, if any, or interest on any Security, or

          (b) in respect of a covenant or provision hereof which under Article 8 cannot be modified or amended without the consent of the Holder of each Outstanding
     Security affected.

          Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

SECTION 5.14   Undertaking for Costs.

          In any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess costs against any such party litigant; provided that this Section shall not be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 25% in principal amount of the Outstanding Securities, or to any suit instituted by any Holder for the enforcement of the payment of the principal of (or premium, if any) or interest on any Security on or after the respective Stated Maturities expressed in such Security (or, in the case of redemption, on or after the Redemption Date).

SECTION 5.15   Waiver of Stay or Extension Laws.

          The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.


                          ARTICLE 6

                         The Trustee

SECTION 6.1    Certain Duties and Responsibilities.

          No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

SECTION 6.2    Notice of Defaults.

          The Trustee shall give the Holders notice of any default hereunder as and to the extent provided by the Trust Indenture Act; provided, however, that in the case of any default of the character specified in Section 5.1(d), no such notice to Holders shall be given until at least 30 days after the occurrence thereof. For the purpose of this Section, the term "default" means any event which is, or after notice or lapse of time or both would become, an Event of Default.

SECTION 6.3    Certain Rights of Trustee.

          Subject to the provisions of Section 6.1:

          (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (b)  any request or direction of the Company
     mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

          (c)  whenever in the administration of this
     Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee
     (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

          (d) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

          (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

          (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney; and

          (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

SECTION 6.4    Not Responsible for Recitals or Issuance of
               Securities.

          The recitals contained herein and in the Securities, except the Trustee's certificates of authentication, shall be taken as the statements of the Company, and the Trustee and any Authenticating Agent assume no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities. The Trustee and any Authenticating Agent shall not be accountable for the use or application by the Company of Securities or the proceeds thereof.

SECTION 6.5    May Hold Securities.

          The Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections
6.8 and 6.13, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other agent.

SECTION 6.6    Money Held in Trust.

          Money held by the Trustee or any Paying Agent in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee or any Paying Agent shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.

SECTION 6.7    Compensation and Reimbursement.

          The Company agrees:

          (a)  to pay to the Trustee from time to time
     reasonable compensation for all services rendered by it hereunder as may be mutually agreed upon in writing by the Company and the Trustee (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

          (b) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel) except to the extent any such expense, disbursement or advance may be attributable to its negligence or bad faith; and

          (c) to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

          As security for the performance of the obligations of the Company under this Section, the Trustee shall have a Lien prior to the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the Holders of particular Securities.

SECTION 6.8    Disqualification; Conflicting Interests.

          If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

SECTION 6.9    Corporate Trustee Required; Eligibility.

          There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such, has a combined capacity and surplus of at least $50 million and has an office or agency in the Borough of Manhattan, The City of New York. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of a Federal or state supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.
If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

SECTION 6.10   Resignation and Removal; Appointment of
               Successor.

          (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 6.11.

          (b) The Trustee may resign at any time by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee required by Section 6.11 shall not have been delivered to the resigning Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          (c) The Trustee may be removed at any time by an Act of the Holders of a majority in principal amount of the Outstanding Securities delivered to the Trustee and to the Company after the Trustee has failed to comply with his duties and responsibilities under this Indenture.

          (d)  If at any time:

            (i)     the Trustee shall fail to comply with
     Section 6.8 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

           (ii)     the Trustee shall cease to be eligible
     under Section 6.9 and shall fail to resign after written request therefor by the Company or by any such Holder, or

          (iii) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (A) the Company by a Board Resolution may remove the Trustee, or (B) subject to Section 5.14, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee and such successor Trustee shall comply with the applicable requirements of Section 6.11. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 6.11 become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner required by Section 6.11, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

          (f)  The Company shall give notice of each
resignation and each removal of the Trustee and each appointment of a successor Trustee to all Holders in the manner provided in Section 1.6. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

SECTION 6.11   Acceptance of Appointment by Successor.

          Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

          No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

SECTION 6.12   Merger, Conversion, Consolidation or
               Succession to Business.

          Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such securities.

SECTION 6.13   Preferential Collection of Claims Against
               Company.

          If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).

SECTION 6.14   Appointment of Authenticating Agent.

          The Trustee may appoint an Authenticating Agent or Agents which shall be authorized to act on behalf of the Trustee to authenticate Securities issued upon original issue and upon exchange, registration of transfer, partial redemption or pursuant to Section 3.6, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a Person organized and doing business under the laws of the United States of America, any State thereof or the District or Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50 million and subject to supervision or examination by Federal or State authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.
If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

          Any Person into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any Person succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such Person shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

          An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall mail notice of such appointment by first-class mail, postage prepaid, to all Holders as their names and addresses appear in the Security Register. Any successor Authenticating Agent upon acceptance of its appointment under this Section shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible to act as such under the provisions of this Section.

          Any Authenticating Agent by the acceptance of its appointment shall be deemed to have represented to the Trustee that it is eligible for appointment as Authenticating Agent under this Section and to have agreed with the Trustee that it will perform and carry out the duties of an Authenticating Agent as herein set forth, including among other things the duties to authenticate Securities when presented to it in connection with the original issuance and with exchanges, registrations of transfer or redemptions thereof or pursuant to Section 3.6; it will keep and maintain, and furnish to the Trustee from time to time as requested by the Trustee, appropriate records of all transactions carried out by it as Authenticating Agent and will furnish to the Trustee such other information and reports as the Trustee may reasonably require; and it will notify the Trustee promptly if it shall cease to be eligible to act as Authenticating Agent in accordance with the provisions of this Section. Any Authenticating Agent by the acceptance of its appointment shall be deemed to have agreed with the Trustee to indemnify the Trustee against any loss, liability or expense incurred by the Trustee and to defend any claim asserted against the Trustee by reason of any acts or failure to act of such Authenticating Agent, but such Authenticating Agent shall have no liability for any action taken by it in accordance with the specific written direction of the Trustee.

          The Trustee agrees to pay to each Authenticating
Agent from time to time reasonable compensation for its services under this Section, and the Trustee shall be entitled to be reimbursed for such payments, subject to the provisions of Section 6.7.

          If an appointment is made pursuant to this Section, the Securities may have endorsed thereon, in addition to the Trustees certificate of authentication, an alternative certificate of authentication in the following form:

          This is one of the Securities described in the within-mentioned Indenture.

                              _________________,
                                                   As Trustee


                              By
                                      As Authenticating Agent


                              By
                                           Authorized Officer


                          ARTICLE 7

      Holders' Lists and Reports by Trustee and Company

SECTION 7.1 Company to Furnish Trustee Names and Addresses of Holders of Securities.

          The Company will furnish or cause to be furnished to the Trustee

          (a) semi-annually, not more than 15 days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date, and

          (b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

notwithstanding the foregoing, so long as the Trustee is the Security Registrar, no such list shall be required to be furnished.

SECTION 7.2    Preservation of Information; Communications to
               Holders.

          (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 7.1 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in Section 7.1 upon receipt of a new list so furnished.

          (b) The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities, and the corresponding rights and duties of the Trustee, shall be as provided by the Trust Indenture Act.

          (c) Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to applicable law.

          (d) For as long as any of the Securities remain Outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, the Company shall, during any period in which it is neither subject to Section 13 or 15(d) of the Exchange Act nor exempt from reporting under the Exchange Act pursuant to Rule 12g3-2(b) thereunder, provide to each Holder in connection with the sale of any Security held by such Holder and to each prospective transferee (designated by such Holder) of such Security, upon the request of such Holder or prospective transferee to the Company, the information required to be provided pursuant to Rule 144A(d)(4) under the Securities Act.

SECTION 7.3    Reports by Trustee.

          (a) Subject to Section 1.7, the Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act, within 120 days after January 1 of each year commencing with January 1, 1996, or at such other times required by the Trust Indenture Act, and in the manner provided therein.

          (b) Subject to Section 1.7, a copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which the Securities are listed, with the Commission and with the Company. The Company will notify the Trustee when the Securities are listed on any stock exchange.

SECTION 7.4    Reports by Company.

          The Company will file with the Trustee and transmit to the Holders, within 15 days after it files them with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) which the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act. Notwithstanding that the Company may not be subject to Section 13 or 15(d) of the Exchange Act, the Company shall continue to provide the Trustee and the Holders with such annual reports and such information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) which are specified in Sections 13 and 15(d) of the Exchange Act. The Company will also comply with the applicable provisions of the Trust Indenture Act.


                          ARTICLE 8

                   Supplemental Indentures

SECTION 8.1    Supplemental Indentures Without Consent of
               Holders.

          Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

          (a) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Securities; or

          (b) to add to the covenants of the Company for the benefit of the Holders or an additional Event of Default, or to surrender any right or power herein conferred upon the Company; or

          (c)  to secure the Securities; or

          (d) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities; or

          (e)  to cure any ambiguity, to correct or
     supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture which shall not be inconsistent with the provisions of this Indenture; provided that such action pursuant to this clause (e) shall not adversely affect the interests of the Holders in any material respect.

SECTION 8.2    Supplemental Indentures with Consent of
               Holders.

          With the consent of the Holders of not less than 66 2/3% in principal amount of the Outstanding Securities (exclusive of Securities held by the Company or its Subsidiaries or affiliates), by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby,

          (a) change the Stated Maturity of the principal of, or any installment of interest on, any Security, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the place of payment where, or the coin or currency in which, any Security or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date), or

          (b) reduce the percentage in principal amount of the Outstanding Securities, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture, or

          (c)  modify any of the provisions of this Section,
     Section 5.13 or Section 9.6, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby; provided, however, that this Clause shall not be deemed to require the consent of any Holder with respect to changes in the references to "the Trustee" and concomitant changes in this Section and
     Section 9.6, or the deletion of this proviso, in accordance with the requirements of Section 8.1(e).

          It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

SECTION 8.3    Execution of Supplemental Indentures.

          In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 6.1) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which adversely affects in a material way the Trustee's own rights, duties or immunities under this Indenture or otherwise.

SECTION 8.4    Effect of Supplemental Indentures.

          Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

SECTION 8.5    Conformity with Trust Indenture Act.

          Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust
Indenture Act.

SECTION 8.6    Reference in Securities to Supplemental
               Indentures.

          Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities.

SECTION 8.7    Notice of Supplemental Indenture.

          Promptly after the execution by the Company and the Trustees of any supplemental indenture pursuant to Section 8.2, the Company shall transmit to the Holders a notice setting forth the substance of such supplemental indenture.


                          ARTICLE 9

                    Affirmative Covenants

SECTION 9.1    Payment of Principal, Premium and Interest.

          The Company will duly and punctually pay the principal of and premium, if any, and interest on the Securities in accordance with the terms of the Securities and this Indenture.

SECTION 9.2    Maintenance of Office or Agency.

          The Company will maintain in New York, New York an office or agency, which office or agency may be maintained through the Trustee or the Paying Agent, where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer, where Securities may be surrendered for exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

          The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in New York, New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

SECTION 9.3    Money for Security Payments to be Held in
               Trust.

          If the Company shall at any time act as its own
Paying Agent, it will, on or before each due date of the principal of and premium, if any, or interest on any of the Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal and premium, if any, or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

          Whenever the Company shall have one or more Paying Agents, it will, prior to each due date of the principal of and premium, if any, or interest on any Securities, deposit with a Paying Agent a sum sufficient to pay the principal and any premium, if any, and interest so becoming due and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

          The Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will (a) hold all sums held by it for the payment of principal and premium, if any, and interest on the Securities in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided; and (b) at any time during the continuance of any default by the Company (or any other obligor upon the Securities) in the making of any payment in respect of the Securities, upon the written request of the Trustee, forthwith pay to the Trustee all sums held in trust by such Paying Agent for payment in respect of the Securities.

          The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

          Any money deposited with the Trustee or any Paying Agent or then held by the Company, in trust for the payment of the principal of and premium, if any, or interest on any Security and remaining unclaimed for two years after such principal and premium, if any, or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in New York, New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 9.4    Statement by Officers as to Default.

          The Company will deliver to the Trustee, within 120 days after the end of each fiscal year of the Company ending after the date hereof, an Officers' Certificate stating whether or not to the best knowledge of the signers thereof after due inquiry the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

SECTION 9.5    Existence.

          Subject to Section 10.7, the Company will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises; provided, however, that neither the Company nor any Subsidiary will be required to preserve any such right or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders.

SECTION 9.6    Payment of Taxes and Other Claims.

          The Company will pay or discharge or cause to be paid or discharged, before any penalty accrues from the failure to so pay or discharge, (a) all taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary, and (b) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a Lien upon the property of the Company or any Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and for which adequate provision has been made.

SECTION 9.7    Maintenance of Properties.

          The Company will, and will cause each of its Subsidiaries to, maintain its respective properties and assets (including all licenses) in good working order and condition (ordinary wear and tear excepted) and make all necessary repairs, renewals, replacements, additions, betterments and improvements thereto, as, in the reasonable judgment of the Company in its sole discretion, shall be reasonably necessary for the proper conduct of its business.

SECTION 9.8    Access to Properties, Books and Records.

The Company will keep proper books of record and account in which full and correct entries will be made of its transactions in accordance with GAAP. Upon the written request of the Trustee, the Company will permit the Trustee and its agents, auditors, attorneys and counsel, at all reasonable times, to examine all the books of record and account of the Company and to take copies and extracts therefrom. The Company will from time to time furnish , or cause to be furnished, to the Trustee such information and statements as it may reasonably request with respect to the performance or observance by the Company of the covenants, conditions and obligations contained in this Indenture.

SECTION 9.9    Compliance with Laws.

          Each of the Company and its Subsidiaries will comply with all applicable Federal, state, local and foreign laws, rules, regulations or ordinances.

SECTION 9.10   Environmental Law Compliance.

          Each of the Company and its Subsidiaries will comply with, or operate pursuant to valid waivers of, the provisions of all Environmental Laws, where a failure to comply or operate pursuant to a valid waiver could reasonably be expected to have a material adverse effect on the business, operations or financial condition of the Company and its Subsidiaries taken as a whole or the ability of the Company to perform its obligations hereunder; provided that the Company shall not be deemed to have breached or violated this covenant if the necessity of such compliance or operation pursuant to a valid waiver is being contested in good faith through appropriate proceedings.


SECTION 9.11   Maintenance of Insurance.

          Each of the Company and its Subsidiaries will maintain, with financially sound and reputable insurance companies, insurance on all its property in at least such amounts and against at least such risks as are usually insured against in the same general area by companies of established repute engaged in the same or similar business.

SECTION 9.12   Waiver of Certain Covenants.

          The Company may omit in any particular instance to comply with any covenant or condition set forth in Section 9.5, 9.6 or 9.7, if before the time for such compliance the Holders of at least a majority in principal amount of the Outstanding Securities shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect.


                         ARTICLE 10

                     Negative Covenants

SECTION 10.1   Maintenance of Fixed Charges Coverage Ratio.

          The Company will maintain a Fixed Charges Coverage
Ratio in excess of 1.4:1.0 for the first year and thereafter
1.5:1.0.

SECTION 10.2   Maintenance of Net Worth.

          The Company will maintain at all times a Tangible
Net Worth in excess of $160,000,000, plus 50% of the cumulative Consolidated Net Income during any period after March 31, 1995 (taken as one accounting period), calculated quarterly but excluding from such calculations of Consolidated Net Income for purposes of this clause any quarter in which the Consolidated Net Income is negative.

SECTION 10.3   Limitation on Indebtedness.

          (a) The Company will not become liable for any Indebtedness unless immediately thereafter the aggregate amount of Indebtedness shall not exceed 90% of Consolidated
Tangible Net Worth.

          (b) The Company will not permit any Subsidiary to create, incur, assume or become liable, contingently or otherwise, with respect to any Indebtedness that is senior to the Securities; provided, however, that any Subsidiary may incur Indebtedness that is senior to the Securities if such Indebtedness is (i) incurred in the ordinary course of business in connection with a governmental authority (federal or state) requiring financial assurance, letters of credit, or payment and performance bonds in order to obtain, maintain or renew a permit or other approval to operate its business or (ii) incurred in connection with the posting of any letter of credit or payment on performance bonds required in connection with contracts for the performance of services entered into in the ordinary course of business. Notwithstanding the foregoing, any Subsidiary shall be permitted to create Liens referred to in Section 10.6(i).

          (c)  The provisions of this Section will not
prevent the Company or any Subsidiary from becoming liable for any Indebtedness for the purpose of extending, renewing or refunding its Indebtedness as long as the outstanding consolidated Indebtedness is not thereby increased immediately after giving effect to such Indebtedness.


SECTION 10.4   Limitation on Liens.

          The Company will not, and will not permit any Subsidiary to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any character of the Company or any of its Subsidiaries (whether held on the date hereof or hereafter acquired) or any interest therein or any income or profits therefrom except:

          (a) Liens for taxes, assessments or governmental charges or levies either not yet due or the payment of which is not at the time required by Section 9.6;

          (b) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other similar Persons incurred in the ordinary course of business for sums either not yet due or the payment of which is not at the time required by Section 9.6;

          (c)  Liens incurred or deposits made in the
     ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, bids, government contracts, performance and return-of-money bonds and other similar obligations (exclusive in any case of obligations incurred in connection with the borrowing of money or the obtaining of advances or credit other than those (i) incurred in the ordinary course of business in connection with a governmental authority (federal or state) requiring financial assurance, letters of credit, or payment and performance bonds in order to obtain, maintain or renew a permit or other approval to operate its business or (ii) incurred in connection with the posting of any letter of credit or payment on performance bonds required in connection with contracts for the performance of services entered into in the ordinary course of business);

          (d) Liens incidental to the conduct of business or to the ownership of property of a character which customarily exist on properties of corporations engaged in similar activities and similarly situated and which were not incurred in connection with the borrowing of money or the obtaining of advances or credit, and which do not, individually or in the aggregate, interfere with the ordinary conduct of the business of the Company or any of its Subsidiaries or detract from the value or use of the properties subject to any such Liens;

          (e) any attachment, judgment or other similar Lien arising in connection with court proceedings, so long as
     (i) the execution or other enforcement of such Lien is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings diligently conducted and effective to prevent the forfeiture or sale of any property of the Company or any Subsidiary or any interference with the ordinary use thereof by the Company or any Subsidiary, and (ii) such reserve or other appropriate provision, if any, in the amount and of the type as shall be required by GAAP shall be maintained therefor;

          (f)  Liens on assets of any Subsidiary securing
     Indebtedness or other obligations of such Subsidiary owing to the Company;

          (g) Liens described on Schedule 10.6 existing on the date of this Agreement and securing existing
     Indebtedness; provided that (i) no such Lien shall at any time be extended to or cover any property of the Company or any Subsidiary other than the property subject thereto on the date hereof and (ii) the principal amount of the Indebtedness secured by such Liens shall not be extended, renewed, refunded or refinanced;

          (h)  Liens securing Indebtedness relating to
     industrial development bonds ("IDB Debt"); provided that no such Lien shall at any time extend to or cover any property of the Company or any Subsidiary other than the equipment and facilities acquired or constructed with the proceeds of such IDB Debt, real property appurtenant to such facilities, and proceeds of such equipment, facilities and real property; and

          (i)  Liens (including capitalized lease
     obligations) created solely to secure the deferred purchase price of fixed assets useful and intended to be used in carrying on the business of the Company and its Subsidiaries acquired or constructed by the Company or any Subsidiary after the date hereof, or any Lien (including a capitalized lease obligation) created to secure Indebtedness incurred solely for the purpose of financing the acquisition or construction, as the case may be, of any such asset (if such Indebtedness is incurred at the time of or within 90 days after such acquisition or the completion of such construction) or any Lien existing on acquired assets at the time of acquisition thereof, or, in the case of any Person which hereafter becomes a Subsidiary, any Lien in respect of its assets existing at the time such Person becomes a Subsidiary; provided that:

               (i) no such Lien shall at any time extend to or cover any asset of the Company or any of its Subsidiaries other than the acquired assets on which it was originally imposed and improvements thereto and proceeds thereof, and

              (ii)  at the time of and immediately after
          giving effect to the creation or incurrence of each such Lien, the aggregate principal amount of all Indebtedness secured by all such Liens on any such asset shall not exceed an amount equal to the lesser of (A) the purchase price of such asset (including, for purposes of determining such purchase price, the principal amount of any pre-existing Indebtedness secured by any such Liens, whether or not the Company or a Subsidiary has any personal liability with respect thereto) and (B) the fair market value of such asset (as determined by the Board of Directors) at such time.

SECTION 10.5   Limitation on Sale/Leaseback Transactions.

          The Company will not, nor will it permit any Subsidiary to enter into, or otherwise become liable with respect to, any Sale/Leaseback Transaction unless the proceeds of the sale of the assets to be leased are applied within 180 days to the purchase or acquisition (or, in the case of real property, the construction) of assets to be used in the Company's business or to the retirement of Funded Debt; provided, however, that in the event of a Sale/Leaseback Transaction involving assets having a book value of more than $25,000,000, the proceeds of the sale of the assets to be leased shall be at least equal to their fair market value.

SECTION 10.6   Limitations on Dividends, Acquisitions of
               Stock, Investments in Subsidiaries, and
               Restricted Investments.

          (a) Neither the Company nor any Subsidiary will pay dividends or make other distributions of cash, securities or other property or assets on any capital stock of the Company or such Subsidiaries, redeem, purchase or otherwise acquire or retire capital stock of the Company or such Subsidiaries, make investments in or advances to Subsidiaries or make any Restricted Investments, unless immediately after giving effect thereto (i) no Event of Default shall have occurred or be continuing, (ii) the Company could incur an additional $1 of Indebtedness under Section 10.3, and (iii) the aggregate of all such payments after March 31, 1995 would not exceed the sum of (A) 25% of Consolidated Net Income (net of any consolidated net loss) from March 31, 1995 plus (B) the net cash proceeds to the Company and its Subsidiaries from issuance or sale on and after March 31, 1995 (other than to the Company or a Subsidiary) of any capital stock of the Company and of any convertible debt which has been converted into capital stock of the Company, plus (C) any net return of capital from investments in or advances to Subsidiaries or Restricted Investments.

          (b) The Company will not permit any Subsidiary to enter into or otherwise be bound by or subject to any contract or agreement (including, without limitation, any provision of its certificate or articles of incorporation or by-laws) that directly or indirectly restricts in any manner its ability to pay dividends or similar distributions on account of its stock to the Company other than as provided in this Section.

SECTION 10.7   Limitation on Consolidation or Merger.

          Neither the Company nor any Subsidiary will consolidate with or merge into any other Person or convey, transfer or lease its properties and assets other than in the ordinary course of business to any Person, and the Company shall not permit any Person to consolidate with or merge into the Company, unless:

          (a) in case the Company shall consolidate with or merge into another Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety shall be a corporation, partnership or trust, shall be organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of and premium, if any, and interest on all the Securities and the performance or observance of every covenant of this Indenture on the part of the Company to be performed or observed;

          (b)  immediately after giving effect to such
     transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing;

          (c)  immediately after giving effect to such
     transaction, the continuing corporation could incur an additional $1 of Indebtedness pursuant to Section 10.3;

          (d)  such consolidation, merger, conveyance,
     transfer or lease does not adversely affect the validity or enforceability of the Securities; and

          (e) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

          Upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety in accordance with this Section, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a conveyance, transfer or lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.

SECTION 10.8   Limitation on Sale of Assets.

          Other than in the ordinary course of business, the Company will not, and will not permit any Subsidiary to, sell or otherwise dispose of any assets if, on a pro forma basis, the aggregate net book value of all such sales (on a consolidated basis) (a) during the most recent 12-month period would exceed 10% of Consolidated Net Tangible Assets of the Company and its Subsidiaries and (b) from and after the date hereof would exceed 20% of Consolidated Net Tangible Assets of the Company and its Subsidiaries, in each case computed at the end of the most recent quarter preceding such sale; provided, however, that any such sales shall be disregarded for purposes of this limitation if the proceeds are used (x) to acquire, within 180 days, productive assets for the Company or its Subsidiaries or (y) to reduce Funded Debt of the Company or its Subsidiaries. Notwithstanding the foregoing, neither the Company nor any Subsidiary will sell or otherwise dispose of any common stock of any Subsidiary.

SECTION 10.9   Transactions with Affiliates.

          Neither the Company nor any Subsidiary will (a) enter into or be a party to any transaction with any Affiliate of the Company or such Subsidiary, except as otherwise provided herein or in the ordinary course of and pursuant to the reasonable requirements of the Company's or such Subsidiary's business and upon fair and reasonable terms that are fully disclosed to the or contained in documents filed with the Commission pursuant to Section 7.4 and are no less favorable to the Company or such Subsidiary than could be obtained in a comparable arm's length transaction with a Person not an Affiliate of the Company or such Subsidiary, or
(b) enter into any agreement or transaction to pay to any Person any management or similar fee based on or related to the Company's or such Subsidiary's operating performance or income or any percentage thereof, nor pay any management or similar fee to an Affiliate.

SECTION 10.10  Nature of Business.

The Company and its Subsidiaries provide full service hazardous chemical and waste management, including containment, collection, packaging, transportation, treatment, analysis, and disposal by incineration and other methods, and without limiting the ability of the Company or its Subsidiaries from conducting ancillary or unrelated businesses, the Company agrees not to substantially alter the general nature of its business taken as a whole.

SECTION 10.11  ERISA Matters.

          Neither the Company nor any of its Subsidiaries will:

          (a) terminate or withdraw from any Plan resulting in the incurrence of any material liability to the Pension Benefit Guaranty Corporation;

          (b) engage in or permit any Person to engage in any prohibited transaction (as defined in Section 4975 of the Code) involving any Plan (other than a Multiemployer Plan) which would subject the Company or any Subsidiary to any material tax, penalty or other liability;

          (c)  incur or suffer to exist any material
     accumulated funding deficiency (as defined in section
     302 of ERISA and section 412 of the Code), whether or not waived, involving any Plan (other than a Multiemployer Plan); or

          (d) allow or suffer to exist any risk or condition which presents a risk of incurring a material liability to the Pension Benefit Guaranty Corporation.


                         ARTICLE 11

                  Redemption of Securities

SECTION 11.1   Right of Redemption.

          The Securities may be redeemed otherwise than through operation of the sinking fund provided for in Article 12 at the election of the Company at any time in whole or from time to time in part (in a minimum principal amount of $1,000,000 and in integral multiples of $1,000 in excess thereof), each such Redemption to be made at 100% of the principal amount of the Securities so to be prepaid together with interest accrued on such principal amount to the date of prepayment, plus premium, if any.

SECTION 11.2   Applicability of Article.

          Redemption of Securities at the election of the Company as permitted by any provision of this Indenture shall be made in accordance with such provision and this Article.

SECTION 11.3   Election to Redeem; Notice to Trustee.

          The election of the Company to redeem any Securities pursuant to Section 11.1 shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company of less than all the Securities of any series, the Company shall, at least 30 days prior to the Redemption Date fixed by the Company (unless a shorter period shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Securities of such series to be redeemed. In case of any redemption at the election of the Company of all of the Securities, the Company shall, at least 30 days prior to the Redemption Date fixed by the Company (unless a shorter period shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date.

SECTION 11.4   Selection by Trustee of Securities to Be
               Redeemed.

          If less than all the Securities are to be redeemed, the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities not previously called for redemption, by lot and which may provide for the selection for redemption of portions (equal to $1,000 or any integral multiple thereof) of the principal amount of Securities of a denomination larger than $1,000. In any case where more than one Security is registered in the same name, the Trustee in its discretion may treat the aggregate principal amount so registered as if it were represented by one Security.

          The Trustee shall promptly notify the Company and each Security Registrar in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

          For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption or Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.

SECTION 11.5   Notice of Redemption.

          Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed, at his address appearing in the Security Register.

          All notices of redemption shall state:

          (a)  the Redemption Date,

          (b)  the Redemption Price,

          (c) if less than all the Outstanding Securities are to be redeemed, the identification (and, in the case of partial redemption of any Securities, the principal amounts) of the particular Securities to be redeemed,

          (d)  that on the Redemption Date the Redemption
     Price will become due and payable upon each such Security to be redeemed and that interest thereon will cease to accrue on and after said date,

          (e) the place or places where such Securities are to be surrendered for payment of the Redemption Price, and

          (f) that the redemption is for the sinking fund, if such is the case.

          Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company.

SECTION 11.6   Deposit of Redemption Price.

          At or prior to the opening of business on any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in
Section 9.3) an amount of available funds sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Securities or portions thereof which are to be redeemed on that date.

SECTION 11.7   Securities Payable on Redemption Date.

          Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price, together with accrued interest to the Redemption Date; provided, however, that installments of interest whose Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 3.7.

          If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal and premium, if any, shall, until paid, bear interest from the Redemption Date at the rate borne by the Security.

SECTION 11.8   Securities Redeemed in Part.

          Any Security which is to be redeemed only in part shall be surrendered at an office or agency of the Company maintained for that purpose pursuant to Section 9.2 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.


                         ARTICLE 12

                        Sinking Fund

SECTION 12.1   Sinking Fund Payments.

          As and for a sinking fund for the retirement of the Securities, the Company will, until all Securities are paid or payment thereof provided, deposit in accordance with
Section 11.6, on or prior to March 31 in each year, commencing in 2001 through 2005, an amount equal to one-fifth of the total amount outstanding under this Indenture.
The cash amount of any sinking fund payment is subject to reduction as provided in Section 12.2. Each sinking fund payment shall be applied to the redemption of Securities on such March 31 as herein provided.

SECTION 12.2   Satisfaction of Sinking Fund
               Payments with Securities.

          The Company (a) may deliver Outstanding Securities (other than any previously called for redemption) and (b) may apply as a credit Securities which have been redeemed at the election of the Company pursuant to Section 11.1, in each case in satisfaction of all or any part of any sinking fund payment required to be made pursuant to section 12.1; provided that such Securities have not been previously so credited. Each such Security shall be received and credited for such purpose by the Trustee at the Redemption Price specified in the form of Security hereinbefore set forth for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly.

SECTION 12.3   Redemption of Securities for Sinking Fund.

          On or before 60 days prior to March 31 in each year commencing with year 2000 and ending in year 2005, the Company will deliver to the Trustee an Officers' Certificate specifying the amount of the next ensuing sinking fund payment pursuant to Section 12.1, the portion thereof, if any, which is to be satisfied by payment of cash and the portion thereof, if any, which is to be satisfied by delivering and crediting Securities pursuant to Section 12.2 and will also deliver to the Trustee any Securities to be so delivered. Upon receipt of such Officers' Certificate, the Trustee shall select the Securities to be redeemed upon the next ensuing March 31 in the manner specified in Section 11.4 and cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in Section 11.5. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Sections 11.7 and 11.8.


          This instrument may be executed in any number of counterparts each of which when so executed shall be deemed to be an original, but all such Counterparts shall together constitute but one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.


                         ROLLINS ENVIRONMENTAL SERVICES, INC.



                         By
                           Name:
                           Title:

Attest:





                         FIRST FIDELITY BANK, NATIONAL
                         ASSOCIATION, as Trustee



                         By
                           Name:
                           Title:

Attest:



                              )
                              )    ss.:
                              )



          On the           day of                  , 1995,
before me personally came ______________________________, to me known, who, being by me duly sworn, did depose and say that he is ____________________________________ of Rollins
Environmental Services, Inc., one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.








                              )
                              )    ss.:
                              )



          On the __________ day of ________________, 1995,
before me personally came ______________________________, to me known, who, being by me duly sworn, did depose and say that he is ______________________________________________ of
First Fidelity Bank, N. A., a national banking association, one of the entities described in and which executed the foregoing instrument; that he knows the seal of said association; that the seal affixed to said instrument is such seal; that it was so affixed by authority of the Board of Directors of said association; and that he signed his name thereto by like authority.

                                                    EXHIBIT A

         FORM OF RULE 144A/REGULATION S CERTIFICATE


______________________, as Security Registrar
____________________________________
____________________________________
____________________________________


          Re:  Rollins Environmental Services, Inc.
               7.75% Senior Unsecured Debentures Due 2005
               (the "Securities")


          The undersigned (the "Transferor") has requested the Security Registrar to register the transfer to [name of transferee] of U.S. $___________ principal amount of Securities which are held by the Transferor in [book-entry form with The Depository Trust Company ("DTC")] [the form of definitive Securities bearing the following identification numbers:


          In connection with such request, the Transferor does hereby certify that such Securities to be transferred were offered and sold pursuant to the terms of the following rule or regulation of the U.S. Securities and Exchange Commission under the Securities Act of 1933, as amended:


[check one]    /   /     Rule 144A

               /   /     Regulation S


and makes the further representations and warranties set forth below (as applicable) as to the offer and sale of such Securities. Terms used in this certificate have the meanings set forth in Rule 144A or Regulation S.

IF PURSUANT TO RULE 144A:

          The Transferor (and any person acting on its behalf) (a) reasonably believes that the purchaser of such Securities is a "qualified institutional investor" (b), has taken reasonable steps to ensure that the purchaser is aware that the Transferor may rely on Rule 144A in making such offer or sale and (c) at or prior to the time of sale of the Securities, has delivered to the Transferee any information concerning the issuer of the Securities which the Transferee has requested (and the Transferor has received) in accordance with subsection (d)(4) of Rule 144A.

IF PURSUANT TO REGULATION S:

          The offer and sale was made in an "offshore transaction" and no "directed selling efforts" have been made in the United States in connection therewith.

          This certificate and the statements made herein are for your benefit and that the issuer of the Securities.

                                   [Name of Transferor]

                                   by
                                      Name:
                                      Title


Dated: